UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400,
Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2009, CIBER, Inc. (“CIBER”, the “Company” or “we”) entered into a $155 million, three-year senior credit agreement with several financial institutions as lenders and Bank of America, N.A. as administrative agent (the “Senior Credit Facility”).  The Senior Credit Facility replaced our previous senior secured reducing revolving credit facility and refinanced all amounts outstanding thereunder.

The Senior Credit Facility provides for 1) a $105 million revolving line of credit (“Revolver”), which may be used for revolving loans and to request the issuance of letters of credit on CIBER’s behalf, and 2) a $50 million term loan (“Term Loan”).  The credit available under the Senior Credit Facility may be used for the working capital needs and general corporate purposes of the Company.  The Senior Credit Facility matures on August 20, 2012.

The Term Loan requires quarterly principal reductions of $2.5 million, beginning on December 31, 2009.  Additionally, the Senior Credit Facility is subject to mandatory prepayments (and commitment reductions) in amounts equal to the net cash proceeds of any asset disposition, event of loss, extraordinary receipts, issuance or incurrence of indebtedness and issuance of equity, subject in each case as appropriate to thresholds and other exceptions and definitions as specified in the credit agreement.  CIBER’s obligations under the Senior Credit Facility are secured by all of CIBER’s present and future domestic tangible and intangible assets as well as a pledge of 66% of the capital stock of CIBER’s direct foreign subsidiaries.

Subject to applicable conditions, we may elect interest rates on our Senior Credit Facility borrowings calculated by reference to either the Bank of America prime lending rate (“Prime”) plus a margin that ranges from 1.75% to 2.50%, or a London Interbank Offered Rate (“LIBOR”) for one, three or six month maturities, plus a margin that ranges from 2.75% to 3.50%.  The applicable margins on our Prime loans and LIBOR loans are initially at 2.50% and 3.50%, respectively.  These margins are in effect under the credit agreement until September 30, 2009, after which such applicable margins are determined by reference to our then-current consolidated total leverage ratio.  We are also required to pay a commitment fee of 0.50% per annum on the unused portion of the Senior Credit Facility.  The Senior Credit Facility and the related loan documents provide for the payment of other specified recurring fees and expenses, including administrative agent fees, letter of credit and other fees.  We estimate that total upfront and arrangement fees and related expenses for completing the Senior Credit Facility will be $3 to $4 million.

The terms of the Senior Credit Facility include, among other provisions, specific limitations on the incurrence of additional indebtedness and liens, stock repurchases, investments, guarantees, mergers, dispositions and acquisitions, and a prohibition on the payment of any dividends.  The Senior Credit Facility also contains certain financial covenants, including: 1) a maximum consolidated total leverage ratio, 2) a minimum consolidated fixed charge coverage ratio, 3) a minimum EBITDA and 4) an asset coverage test.  We are required to be in compliance with the financial covenants at the end of each calendar quarter, unless otherwise noted.  A summary of these financial covenants is as follows:

•                  The maximum consolidated total leverage ratio (Funded Debt divided by EBITDA) may not be greater than 2.75 to 1.0 through December 31, 2009.  The maximum leverage ratio reduces to 2.5 to 1.0 on March 31, 2010, and further to 2.25 to 1.0 on June 30, 2009, and then to 2.0 to 1.0 on June 30, 2011.

•                  The minimum consolidated fixed charge coverage ratio (EBITDA minus capital expenditures divided by the sum of tax expense plus interest expense plus scheduled funded debt payments plus any restricted payments) must be not less than 1.25 to 1.0.

We must maintain twelve-month EBITDA of at least (i) $50,000,000 through March 31, 2010, (ii) $55,000,000 from April 1, 2010 to September 30, 2010, (iii) $60,000,000 from October 1, 2010 to March 31, 2011, (iv) $65,000,000 from April 1, 2011 to September 30, 2011, and (v) $67,500,000 from October 1, 2011 and thereafter.

•                  Under the asset coverage test, the aggregate amount of loans advanced under the Senior Credit Facility shall, at any time, not exceed an amount equal to 80% of all of CIBER’s net accounts receivable.

Certain elements of these ratios are defined below:

•                  Funded Debt includes borrowings under our Senior Credit Facility, any other bank debt plus the face amount of any outstanding Letters of Credit.

•                  EBITDA represents the sum of net income (or net loss), net interest expense, income tax expense, depreciation expense, amortization expense, and share-based compensation expense, measured over the twelve month period ending as of the end of each fiscal quarter.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement and the Security and Pledge Agreement attached hereto as Exhibits 99.1 and 99.2, respectively, all of which exhibits are incorporated herein by reference.  Additionally, CIBER issued a press release on August 20, 2009, announcing the new credit facility, the full text of which is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01(d).  Exhibits.

99.1                           Amended and Restated Credit Agreement, by and among CIBER, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lender parties thereto, dated August 20, 2009.  The Schedules and Exhibits to the Agreement, which are listed in this Agreement, have been omitted.  CIBER agrees to supplementally furnish to the Commission a copy of any such schedules or exhibits upon request.

99.2                           Security and Pledge Agreement, by and among CIBER, Inc. and certain subsidiaries of CIBER, Inc., in favor of Bank of America, N.A., in its capacity as administrative agent, dated August 20, 2009.  The Schedules and Exhibits to this Agreement, which are listed in the Agreement, have been omitted.  CIBER agrees to supplementally furnish to the Commission a copy of any such schedules or exhibits upon request.

99.3                           Press release dated August 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date:	August 20, 2009	By:	/s/ Peter H. Cheesbrough
Peter H. Cheesbrough
Chief Financial Officer, Executive Vice President and Treasurer